Exhibit 21.1

List of Subsidiaries

1.	American Beauty Limited	Hong Kong
2.	American Full Assortment Limited	Hong Kong
3.	Aristides Properties, LLC	Delaware, United States
4.	ASLA FA Holdings	Cayman
5.	ASLA Far East Holdings	Cayman
6.	ASLA Global Holdings	Cayman
7.	ASLA Greater China Holdings	Cayman
8.	ASLA Greater China FA Holdings	Cayman
9.	ASLA US Holdings, LLC	Delaware, United States
10.	ASLA US Partner, LLC	Delaware, United States
11.	ASLA III Global Holdings	Cayman
12.	ASLA IV Global Holdings	Cayman
13.	Bond Street VS Limited	United Kingdom
14.	Canadian Holdings S.á.r.l.	Luxembourg
15.	Distribution Center 456, LLC	United States
16.	Far West Factoring, LLC	Nevada, United States
17.	FLL Holding, LLC	Delaware, United States
18.	IB US Retail Holdings, Inc.	Delaware, United States
19.	Independent Production Services Brazil Ltda.	Brazil
20.	Independent Production Services, LLC	Delaware, United States
21.	Intimate Apparel Brand Management GP, LLC	Delaware, United States
22.	Intimate Apparel Brand Management, LP	United States
23.	L Brands China Holdings S.á.r.l.	Luxembourg
24.	L Brands Direct Media Production, Inc.	Delaware, United States
25.	L Brands Direct Fulfillment, LLC	Delaware, United States
26.	L Brands Fashion Retail Ireland Limited	Ireland
27.	L Brands HK Management Company Limited	Hong Kong
28.	L Brands Management (Shanghai) Co. Limited	China

29.	L Brands Trading (Shanghai) Company Limited	China
30.	LB Full Assortment HK Limited	Hong Kong
31.	LB US Holding, LLC	Delaware, United States
32.	LBIB HK Limited	Hong Kong
33.	Lone Mountain Factoring, LLC	Nevada, United States
34.	Mast Commercial Trading Shanghai Company Limited	China
35.	Mast Commercial Trading (Shenzhen) Company Limited	China
36.	Mast Far East (Mauritius)	Mauritius
37.	Mast Global Business Services India Private Limited	India
38.	Mast Industries (Far East) Limited	Hong Kong
39.	Mast Industries UK Limited	United Kingdom
40.	Mast Technology Services, Inc.	Delaware, United States
41.	MII Brand Import, LLC	Delaware, United States
42.	IB International Holdings, Inc.	Delaware, United States
43.	Retail Brokerage Solutions, LLC	Delaware, United States
44.	Victoria’s Secret (Canada) Corp.	Nova Scotia, Canada
45.	Victoria’s Secret Direct Brand Management, LLC	Delaware, United States
46.	Victoria’s Secret Direct GC, LLC	Ohio, United States
47.	Victoria’s Secret Direct New York, LLC	Delaware, United States
48.	Victoria’s Secret Stores Brand Management, LLC	Delaware, United States
49.	Victoria’s Secret Stores, LLC	Delaware, United States
50.	Victoria’s Secret Stores GC, LLC	Ohio, United States
51.	VS Service Company, LLC	Delaware, United States
52.	VSPR Store Operations, LLC	Puerto Rico
53.	Victoria’s Secret UK Limited	United Kingdom